Exhibit 4.1

FIFTH THIRD BANCORP

TO

WILMINGTON TRUST COMPANY,

Trustee

Fifth Supplemental Indenture

Dated as of June 15, 2017

SENIOR DEBT SECURITIES

TABLE OF CONTENTS

		PAGE

ARTICLE 1
SCOPE OF FIFTH SUPPLEMENTAL INDENTURE

Section 1.01.	Scope	2

ARTICLE 2
DEFINITIONS

Section 2.01.	Definitions and Other Provisions of General Application	2
Section 2.02.	Other Definitions	3

ARTICLE 3
FORM AND TERMS OF THE NOTES

Section 3.01.	Form and Dating	3
Section 3.02.	Terms of the Notes	3

ARTICLE 4
SUPPLEMENTAL INDENTURES

Section 4.01.	Supplemental Indentures	8

ARTICLE 5
MISCELLANEOUS

Section 5.01.	Trust Indenture Act of 1939	8
Section 5.02.	Governing Law	8
Section 5.03.	Duplicate Originals	8
Section 5.04.	Legal Holidays	8
Section 5.05.	Separability	8
Section 5.06.	Ratification	9
Section 5.07.	Effectiveness	9
Section 5.08.	Successors	9
Section 5.09.	Trustee’s Disclaimer	9

EXHIBIT A – Form of 2.600% Senior Note due 2022		A-1

i

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of June 15, 2017 between FIFTH THIRD BANCORP, a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), having its principal office at Fifth Third Center, 38 Fountain Square Plaza, Cincinnati, Ohio and Wilmington Trust Company, a trust company duly organized and existing under the laws of the State of Delaware, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of April 30, 2008 (the “Base Indenture” and as supplemented by this Fifth Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of its unsecured debentures, notes or other evidences of indebtedness (the “Securities”);

WHEREAS, Sections 201, 301 and 901 of the Base Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, without the consent of any Holders, to, among other things, establish the terms of Securities of any series as permitted by the Indenture;

WHEREAS, the issuance and sale of $700,000,000 aggregate Principal amount of a new series of the Securities of the Company designated as its 2.600% Senior Notes due 2022 (the “Notes”) have been authorized by resolutions adopted by the board of directors of the Company;

WHEREAS, the Company desires to issue and sell $700,000,000 aggregate Principal amount of the Notes as of the date hereof;

WHEREAS, the Company desires to establish the terms of the Notes;

WHEREAS, all things necessary to make this Fifth Supplemental Indenture a legal and binding supplement to the Base Indenture in accordance with its terms and the terms of the Base Indenture have been done;

WHEREAS, the Company has complied with all conditions precedent provided for in the Base Indenture relating to this Fifth Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Fifth Supplemental Indenture.

NOW, THEREFORE:

For and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of the Holders of the Notes, as follows:

ARTICLE 1

SCOPE OF FIFTH SUPPLEMENTAL INDENTURE

Section 1.01. Scope. This Fifth Supplemental Indenture constitutes a supplement to the Base Indenture and an integral part of the Indenture and shall be read together with the Base Indenture as though all the provisions thereof are contained in one instrument. Except as expressly amended by the Fifth Supplemental Indenture, the terms and provisions of the Base Indenture shall remain in full force and effect. Notwithstanding the foregoing, this Fifth Supplemental Indenture shall only apply to the Notes.

ARTICLE 2

DEFINITIONS

Section 2.01. Definitions and Other Provisions of General Application. For all purposes of this Fifth Supplemental Indenture unless otherwise specified herein:

(a) all terms used in this Fifth Supplemental Indenture which are not otherwise defined herein shall have the meanings they are given in the Base Indenture;

(b) the provisions of general application stated in Sections 102 through 112 of the Base Indenture shall apply to this Fifth Supplemental Indenture, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Fifth Supplemental Indenture as a whole and not to the Base Indenture or any particular Article, Section or other subdivision of the Base Indenture or this Fifth Supplemental Indenture;

(c) Section 101 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions:

“Issue Date” means June 15, 2017.

(d) Section 101 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by replacing the corresponding defined term in the Base Indenture with the following defined term:

“Applicable Procedures” means, with respect to any transfer, transaction or other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer, transaction or other action as in effect from time to time.

“Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close.

“Corporate Trust Office” for administration of this Indenture means the corporate trust office of the Trustee located at Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, Attention: Fifth Third Bancorp Administrator, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.

Section 2.02. Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
“Dodd-Frank Act”	Section 3.02(q)
“SIPA”	Section 3.02(q)

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.01. Form and Dating.

(a) The Notes shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The Notes may have a legend or legends or endorsements as may be required to comply with any law or with any rules of any securities exchange or usage. The Notes shall be dated the date of their authentication.

(b) The terms contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Fifth Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Fifth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 3.02. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Title. The Notes shall constitute a series of Securities having the title “Fifth Third Bancorp 2.600% Senior Notes due 2022” and the CUSIP number 316773 CU2.

(b) Principal Amount. The aggregate Principal amount of the Notes that may be authenticated and delivered under the Indenture, as amended hereby, shall be $700,000,000 on the Issue Date. Provided that no Event of Default has occurred and is continuing with respect to the Notes, the Company may, without notice to or the consent of the Holders, create and issue additional Securities having the same terms as, and ranking equally and ratably with, the Notes in all respects and so that such additional Notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the Notes initially issued, provided that such additional Notes are fungible for U.S. federal income tax purposes with the Notes.

(c) Person to Whom Interest is Payable. Interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, as provided for in the Base Indenture.

(d) Maturity Date. The entire outstanding Principal of the Notes shall be payable on June 15, 2022.

(e) Interest. The rate at which the Notes shall bear interest shall be 2.600% per annum; the date from which interest shall accrue on the Notes shall be June 15, 2017 or the most recent Interest Payment Date to which interest has been paid or duly provided for; the Interest Payment Dates for the Notes shall be June 15 and December 15 of each year, beginning December 15, 2017.

(f) Place of Payment of Principal and Interest. Payment of the Principal of (and premium, if any) and interest on the Notes will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company shall make, or cause the Paying Agent to make, all payments of principal and interest on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

(g) Redemption.

(i) At any time and from time to time on or after the date that is 30 days prior to June 15, 2022, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of principal amount plus accrued and unpaid interest to the redemption date.

(ii) If the Company elects to redeem the Notes (in whole or in part), it must (A) notify the Trustee of the intended redemption date and provide a draft notice with respect to the potential redemption at least 5

Business Days prior to the date on which it intends to provide notice, or if requested, have the Trustee provide notice, of such redemption to Holders (unless a shorter period is satisfactory to the Trustee) and (B) deliver to the Trustee the final notice to be sent to Holders and an Officers’ Certificate with respect to the Company’s election to redeem the Notes (in whole or in part) on the date on which the Company provides notice. If fewer than all of the Notes are being redeemed, the Trustee will select the Notes to be redeemed pro rata or by any other method the Trustee in its sole discretion deems fair and appropriate, and in the case of any Global Note, in accordance with the Applicable Procedures, in denominations of $2,000 or any integral multiples of $1,000 in excess thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee by first class mail or, with respect to any Global Note, the Applicable Procedures, in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 10 days but not more than 60 days before the redemption date.

(iii) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

(A) the redemption date;

(B) the redemption price, including the portion thereof representing any accrued interest;

(C) the place or places where Notes are to be surrendered for redemption;

(D) Notes called for redemption must be so surrendered in order to collect the redemption price;

(E) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

(F) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

(G) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

(iv) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Unless the Company defaults in the payment of the redemption price, commencing on the redemption date Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. The principal amount after redemption in part shall be $2,000 or any integral multiple of $1,000 in excess thereof.

(h) Sinking Fund. There shall be no sinking fund for the Notes.

(i) Denomination. The Notes and any beneficial interest in the Notes shall be in denominations of $2,000 or any integral multiples of $1,000 in excess thereof.

(j) Index. Payment of interest on the Notes will not be determined with reference to any index or formula.

(k) Currency of the Notes. The Notes shall be denominated, and payment of Principal and interest of the Notes shall be payable in, the currency of the United States of America.

(l) Currency of Payment. The Principal of and interest on the Notes shall be payable in the currency of the United States of America.

(m) Acceleration. 100% of the Principal amount of the Notes shall be payable upon acceleration (whether automatic or by declaration) of the maturity thereof.

(n) [Reserved.]

(o) Defeasance. Article 13 of the Base Indenture shall apply to the Notes.

(p) Registered Form. The Notes shall be issuable as registered Global Securities, and the depositary for the Notes shall be the Depository Trust Company in The City of New York (“DTC”) or any successor depositary appointed by the Company within 90 days of the termination of services of DTC (or any successor to DTC). Sections 204 and 305 of the Base Indenture shall apply to the Notes.

(q) Events of Default. The Events of Default provided for in Section 501 of the Base Indenture shall apply to the Notes, provided that the text of clauses (6) and (7) of Section 501 shall be substituted with the following:

“(6) (A) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Principal Subsidiary Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, (ii) a decree or order adjudging the Company or any Principal Subsidiary

Bank bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Principal Subsidiary Bank under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Principal Subsidiary Bank or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, in the case of each of (A)(i) and (ii), the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, (B) the appointment of the Federal Deposit Insurance Corporation as receiver or conservator of any Principal Subsidiary Bank or any substantial part of the property of the Company or any Principal Subsidiary Bank pursuant to the Federal Deposit Insurance Act, as amended, or (C) the appointment of the Federal Deposit Insurance Corporation, the Securities Investment Protection Corporation, other Federal or State agency or other person as receiver or trustee of the Company or any Principal Subsidiary Bank or of any substantial part of the property of the Company or any Principal Subsidiary Bank pursuant to Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as may be amended from time to time (the “Dodd-Frank Act”) or the Securities Investor Protection Act, as amended (“SIPA”); or

(7) the commencement by the Company or any Principal Subsidiary Bank of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Principal Subsidiary Bank in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, conservator, assignee, trustee, sequestrator or other similar official of the Company or any Principal Subsidiary Bank or of any substantial part of its property, including pursuant to the Federal Deposit Insurance Act or SIPA, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Principal Subsidiary Bank in furtherance of any such action; or”

(r) Covenants. The covenants set forth in Article 10 of the Base Indenture shall apply to the Notes.

(s) Additional Terms. Other terms applicable to the Notes are as otherwise provided for in the Base Indenture, as supplemented by this Third Supplemental Indenture.

ARTICLE 4

SUPPLEMENTAL INDENTURES

Section 4.01. Supplemental Indentures. The following paragraph shall be added to the end of Section 901 of the Base Indenture and shall only apply to the Notes:

Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform the terms of the Indenture and the Securities to the description of the Securities in the prospectus supplement dated June 12, 2017 relating to the offering of the Securities.

ARTICLE 5

MISCELLANEOUS

Section 5.01. Trust Indenture Act of 1939. This Fifth Supplemental Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 5.02. Governing Law. The laws of the State of New York shall govern this Fifth Supplemental Indenture and the Notes.

Section 5.03. Duplicate Originals. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.04. Legal Holidays. The following paragraph shall replace in its entirety Section 113 of the Base Indenture and shall only apply to the Notes:

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and no interest shall accrue on the amount payable for the period from and after such Interest Payment Date, Redemption Date, or at the Stated Maturity, as the case may be.

Section 5.05. Separability. In case any provision in this Fifth Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.06. Ratification. The Base Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects ratified and confirmed. The Base Indenture and this Fifth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Fifth Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this Fifth Supplemental Indenture.

Section 5.07. Effectiveness. The provisions of this Fifth Supplemental Indenture shall become effective as of the date hereof.

Section 5.08. Successors. All agreements of the Company in this Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors.

Section 5.09. Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture, the Notes, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

FIFTH THIRD BANCORP as the Company

By:	/s/ TAYFUN TUZUN
Name:	Tayfun Tuzun
Title:	Executive Vice President and Chief Financial Officer

Attest

By:	/s/ H. SAMUEL LIND
Name:	H. Samuel Lind
Title:	Assistant Secretary

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ MICHAEL WASS
	Name:	Michael Wass
	Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

EXHIBIT A

[FORM OF NOTE]

CUSIP No. 316773 CU2

ISIN: US316773CU23

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BY ITS ACQUISITION AND HOLDING OF THIS NOTE, THE HOLDER HEREOF SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS NOTE CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO FIFTH THIRD BANCORP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR

TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FIFTH THIRD BANCORP

2.600% Senior Notes due 2022

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

No. 1	$500,000,000

Fifth Third Bancorp, a corporation duly organized and existing under the laws of Ohio (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of FIVE HUNDRED MILLION Dollars ($500,000,000) on June 15, 2022 (the “Maturity Date”), and to pay interest thereon from June 15, 2017 (the “Original Issue Date”) or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 in each year, commencing December 15, 2017, at the rate of 2.600% per annum, until the principal hereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 2.600% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. “Business Day” means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to close. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. The Company shall make, or cause the Paying Agent to make, all payments of principal and interest on Global Notes in immediately available funds to the Depositary or its nominee, in accordance with Applicable Procedures.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: June 15, 2017	FIFTH THIRD BANCORP

By:
Tayfun Tuzun
Executive Vice President and Chief Financial Officer

Attest:

By:
	Name:	H. Samuel Lind
	Title:	Assistant Secretary

[Signature Page to Note No. 1]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the Indenture referred to hereinafter.

Dated:	WILMINGTON TRUST COMPANY, as Trustee

By:
Authorized Officer

[Reverse of Security]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of April 30, 2008 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wilmington Trust Company, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture) as supplemented by a Fifth Supplemental Indenture, dated as of June 15, 2017, between the Company and the Trustee (herein called the “Fifth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Company may, without notice to or the consent of any Holder, issue additional Securities having the same ranking, interest rate, maturity and other terms as the Securities of this series, provided that such additional Securities are fungible for U.S. federal income tax purposes with this Security. Any such additional Securities may be considered to be part of this series of Securities. The Company may, without notice to or the consent of any Holder, issue or incur Senior Indebtedness.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable (or will automatically become due and payable, without declaration or any other action on the part of the Trustee or any Holder) in the manner and with the effect provided in the Indenture.

On or after the date that is 30 days prior to the Maturity Date, the Company may redeem this Security, at any time, in whole or in part, at the Company’s option at a redemption price equal to 100% of the principal amount of this Security, plus accrued and unpaid interest to, but not including, the redemption date established pursuant to the terms of the Fifth Supplemental Indenture. Installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Security, or one more Predecessor Securities, of record at the close of business on the relevant Record Date, all as provided in the Indenture.

Notice of redemption will be given by first class mail to Holders of Securities, not less than 10 nor more than 60 days prior to the redemption date, all as provided in the Fifth Supplemental Indenture.

This Security may be redeemed in part only in multiples of $2,000 or any integral multiples of $1,000 in excess thereof. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to conform to the terms of the Indenture and the Securities to the description of the Securities in the prospectus supplement dated June 12, 2017 relating to the offering of the Securities.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 or any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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